EXHIBIT 23.1




Deloitte & Touche LLP                 Telephone: (502) 562-2000
Suite 2100                            Facsimile: (502) 562-2073
220 West Main Street
Louisville, Kentucky 40202-5313



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Keller Manufacturing Company, Inc. on Form S-8 of our report dated January 27, 1999, appearing in the Registration Statement on Form 10 of The Keller Manufacturing Company, Inc. for the year ended December 31, 1998.




/s/
-----------------------------

Louisville, Kentucky
August 23, 1999